EXHIBIT 99.1

NATIONAL ECONOMIC

SETTLEMENT

Tentative Agreement

ABF National Master Freight Agreement

General wage adjustments: All Regular Employees

All regular employees subject to this Agreement will receive the following general wage adjustments.

Effective July 1, 2023:

$3.50 per hour on all hourly rates

08.75 cents per mile on all mileage rates

Effective July 1, 2024:

+$0.75 per hour on all hourly rates

01.875 cents per mile on all mileage rates

Effective July 1, 2025:

+$0.75 per hour on all hourly rates

01.875 cents per mile on all mileage rates

Effective July 1, 2026:

$0.75 per hour on all hourly rates

01.875 cents per mile on all mileage rates

Effective July 1, 2027:

+$0.75 per hour on all hourly rates

01.875 cents per mile on all mileage rates

All regular employees still in the New Hire Progression on the effective dates of this agreement shall receive the appropriate percentage adjustment.

2. Casual Wages

(a) City and Combination Casuals

Hourly rates for city and combination casuals (CDL required) shall increase by 85% of the general wage increase for regular employees on the dates shown in Section 1 of this article.

(b) Dock only Casuals

Effective July 1, 2023 the hourly rate for dock only casuals will increase to $17.50 hr.

Effective July 1, 2024 the hourly rate for dock only casuals will increase to $17.75 hr.

Effective July 1, 2025 the hourly rate for dock only casuals will increase to $18.00 hr.

Effective July 1, 2026 the hourly rate for dock only casuals will increase to $18.25 hr.

Effective July 1, 2027 the hourly rate for dock only casuals will increase to $18.50 hr.

Cost of Living Adjustment Clause

All regular employees shall be covered by the provisions of a cost-of-living allowance as set forth in this Article.

The amount of the cost-of-living allowance shall be determined as provided below based on the Consumer Price Index for Urban Wage Earners and Clerical Workers, CPI-W (Revised Series Using 1982-84 Expenditure Patterns). All Items published by the Bureau of Labor Statistics, U.S. Department of Labor and referred to herein as the Index.

Effective July 1, 2024, and every July 1 thereafter during the life of the Agreement, a cost-of-living allowance will be calculated based on the difference between the Index for April 2023, (published May 2023) and the index for April 2024 (published May 2024) with a similar calculation for every year thereafter, as follows:

For every 0.2-point increase in the Index over and above the base (prior year’s) Index plus 3.5%, there will be a 1 cent increase in the hourly wage rates payable on July 1, 2024, and every July 1 thereafter. These increases shall only be payable if they equal a minimum of five cents ($.05) in a year. There shall be no cap on the COLA.

All cost-of-living allowances paid under this Agreement will become and remain a fixed part of the base wage rate for all job classifications. A decline in the Index shall not result in the reduction of classification base wage rates.

Mileage paid employees will receive cost-of-living allowances based on .25 mills per mile for each 1 cent increase in hourly wages.

In the event the appropriate Index figure is not issued before the effective date of the cost-of-living adjustment, the cost-of-living adjustment that is required will be made at the beginning of the first (1st) pay period after the receipt of the Index. If the Index shall be revised or discontinued and in the event the Bureau of Labor Statistics, U.S. Department of Labor, does not issue information which would enable the Employer and the Union to know what the Index would have been had it not been revised or discontinued, then the Employer and the Union will meet, negotiate, and agree upon an appropriate substitute for the Index. Upon the failure of the parties to agree within sixty (60) days, thereafter, the issue of an appropriate substitute shall be submitted to an arbitrator for determination. The arbitrator’s decision shall be final and binding.

New Entry (New Hire) Rates

Full-Time New Hire Wage Progression and Casual Rates

A. CDL Qualified Driver or Mechanics Effective July 1, 2023, all regular employees hired on or after that  date and employees who are in progression shall receive the following hourly and/or mileage rates of pay:

(a) Effective first (1st) day of employment  - ninety percent (90%) of the top  rate.

(b) Effective first (1st) day of employment plus one (1) year – one hundred percent (100%)  of the top  rate.

B. Non-CDL Qualified Employees   Effective July 1, 2023, all non-CDL qualified employees (excluding mechanics) hired will be subject to the following new hire progression:
(a) Effective first (1st) day of employment - seventy percent (70%) of the top rate.
(b) Effective first (1st) day of employment plus one (1) year - seventy five percent (75%) of the top  rate.
(c) Effective first (1st) day of employment plus two (2) years – eighty percent (80%) of the top rate.
(d) Effective first (1st) day of employment plus three (3) years – eighty-five percent (85%)  of the top  rate.
(e) Effective first (1st) day of employment plus four (4) years – ninety percent (90%) of the top rate.

(f) Effective first (1st) day of employment plus five (5) years – one hundred percent (100%) of the top rate.

All current (on seniority list June 30, 2023 or earlier) non-CDL regular employees subject to this agreement as of July 1, 2023 shall continue in progression as provided in the modified progression schedule below. Provided however, that no regular Non-CDL employee in progression shall be paid less than the new hire non-CDL rate provided for in (c) below.

Modified Progression Schedule for Non-CDL employees hired June 30, 2023 or earlier:

First day of employment up to two (2) years – 80% of top rate

First day of employment plus three (3) years – 90% of top rate

First day of employment plus four (4) years – 100% of top rate

The above rates shall not apply to casual employees. The term “top rate” is the applicable hourly and/or mileage rate of pay for the job classification payable under this Agreement.

D. The parties agree that there are unique high cost of living areas within the Country that may require higher wage rates to attract, hire and retain employees.  With the approval of TNFINC, the Employer shall have the ability to increase the applicable wage rate by classification at individual locations if the Employer determines in its discretion that doing so is necessary to attract and retain qualified employees.  In the event the Employer decides to exercise this option, it shall provide advance notice to TNFINC in writing.

The above rates shall not apply to casual employees. The term “top rate” is the applicable hourly and/or mileage rate of pay for the job classification payable under this Agreement.

MOU to ABF NMFA

Profit-Sharing Bonus

1.	If the Employer achieves a published, annual operating ratio of 93.0 or below for any full calendar year during this agreement (2024 through 2027), each employee will receive a bonus based on their individual W-2 earnings (excluding any profit sharing bonuses) for the year in which the qualifying operating ratio was achieved according to the following schedule:

ABF Published Annual Operating Ratio	Bonus Amount
91.1 to 93.0	1%
89.1 to 91.0	2%
87.1 to 89.0	3%
87.0 or below	4%

2.	The profit-sharing bonus will be distributed to the employees by separate check within 60 days of the end of the calendar year. An employee must be on the ABF seniority list for the entire calendar year in question to be eligible for such a bonus. Any employee who resigns, retires or otherwise incurs a termination of employment, whether voluntary or involuntary, during the year in question shall not be eligible for a year-end bonus.
3.	There shall be no inter-company charges initiated by the employer or changes in accounting assumptions or practices (GAAP), except as required to conform to governmental regulation, for the purpose of defeating the calculation of the annual operating ratio.

Health & Welfare and Pension Plans

a)	The Company shall continue to contribute to the same Health and Welfare and Pension Funds it was contributing to as of June 30, 2023 and abide by each Fund’s rules and regulations. The Company shall execute all documents and participation agreements required by each Fund to maintain participation. The Company shall continue to contribute at the rates in effect as of June 30, 2023.

b)	Effective 2023 (on the date previously established by the parties for payment of increases for the applicable funds but no later than August 1 of each year) the company shall also contribute an additional $0.83 per hour to be split between the applicable health and welfare and pension funds as determined by the Union Supplemental negotiating committee. For 2024 the increase shall be $0.63 per hour; for 2025 the increase shall be $0.80 per hour; for 2026 the increase shall be $0.99 per hour and for 2027 the increase shall be $1.21 per hour.

c)	Monthly, daily and/or hourly contributions shall be converted from the hourly contributions in accordance with past practice.

The trigger in all Supplements for qualifying for a week’s health and welfare contribution will remain the same as under the 2018-2023 Agreement. Those Supplements on an hourly contribution will continue with their respective practices.  The trigger for the obligation to make health and welfare contributions in the Supplements that provide for a monthly based contribution shall remain the same.

The ”one-punch” rule for pension contributions in the Chicago area pension funds shall continue to apply where such rule applied as of March 31, 2023.

If any Pension Fund rejects this agreement because of the Company’s level of contributions or otherwise refused to accept the contribution rate and terminates the Company’s participation in the Fund, the Company shall make contributions to the Teamsters National 401(k) Savings Plan in the amount of seven dollars and fifty cents ($7.50) per hour on behalf of the employees in the area covered by the Pension Fund.

Such amount shall be immediately 100% vested for the benefit of the employee. If a withdrawal event occurs for any other reason, Article 27’s reopener shall apply (including the right to take economic action).

The Company will not seek to withdraw from any Pension Fund to which it contributed to under the 2018-23 ABF NMFA.

ADDITIONAL HOLIDAY – Add Martin Luther King Day as an  additional paid holiday in all supplements.

ADDITIONAL SICK DAYS – Add two (2) additional paid sick days in all supplements.